EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS

STEINHAUSEN, Switzerland—February 19, 2026—Transocean Ltd. (NYSE: RIG) today reported financial results for the fourth quarter and full year of 2025. The Company will hold a conference call and webcast at 9 a.m. EST, 3 p.m. CET, on Friday, February 20, 2026, to discuss the results, with participation details included in this release. In addition, supplemental slides have been posted to the Investors section of the Company’s website at www.deepwater.com.

2025 Key points

●	Operating revenues were $3.965 billion, up 13% from $3.524 billion in 2024.
●	Revenue efficiency(1) was 96.5%, up from 94.5%.
●	Net loss attributable to controlling interest was $2.915 billion, $3.04 per diluted share.
●	Adjusted EBITDA of $1.37 billion, up from $1.148 billion or 19%.
●	Cash flows from operations were $749 million, up $302 million or 68%.
●	Free cash flow was $626 million, up $433 million from $193 million.
●	Total principal amount of debt reduced to $5.686 billion, down $1.258 billion or 18%.
●	Total liquidity of $1.507 billion, including undrawn revolving credit facility.
●	Added $839 million in contract backlog(2) at a weighted average dayrate of $453,000.

“During 2025, we took significant strides to strengthen our capital structure, sustainably lowering costs, and ensuring we continue to deliver best in class service to our customers around the world,” said President and Chief Executive Officer, Keelan Adamson. “At just shy of 98%, we delivered our best uptime performance on record while making significant progress in strengthening our balance sheet by retiring approximately $1.3 billion in debt principal and saving nearly $90 million in annualized interest expense.

“In 2026, Transocean achieves its 100th year as a company. As we proudly celebrate this centennial milestone, our primary objective will be to exceed our customers’ expectations by delivering safe, efficient, and reliable operations, thereby creating value for our shareholders.

“We believe that our recently announced definitive agreement to combine with Valaris is entirely consistent with these objectives. Customers and investors alike will benefit from the expanded fleet of best-in-class, high-specification rigs and strong pro forma cash flow which improves our financial flexibility, enables accelerated debt reduction, and continued investment in our people, assets, and technologies to enhance the delivery of our services.”

Full Year 2025 Financial Summary

	Years ended December 31,		sequential
	2025	2024	change
(In millions, except per share amounts and percentages)
Contract drilling revenues	$3,965	$3,524	$441
Revenue efficiency	96.5%	94.5%
Operating and maintenance expense	$2,406	$2,199	$(207)
Net loss attributable to controlling interest	$(2,915)	$(512)	$(2,403)
Basic loss per share	$(3.04)	$(0.60)	$(2.44)
Diluted loss per share	$(3.04)	$(0.76)	$(2.28)

Adjusted EBITDA	$1,370	$1,148	$222
Adjusted EBITDA margin	34.6%	32.5%
Adjusted net income (loss)	$37	$(54)	$91
Adjusted diluted earnings (loss) per share	$0.04	$(0.26)	$0.30

Net loss attributable to controlling interest was $2.915 billion, $3.04 per diluted share.

Full year results included $2.952 billion, $3.08 per diluted share, net unfavorable items as follows:

●	$3.036 billion, $3.16 per diluted share, loss on impairment of assets, net of tax; and
●	$99 million, $0.10 per diluted share, loss on conversion of debt to equity.

These are partially offset by:

●	$179 million, $0.18 per diluted share, discrete tax items; and
●	$4 million of other favorable items, net.

Excluding these net unfavorable items, Adjusted Net Income was $37 million, $0.04 per diluted share.

Total shares outstanding were 1.1 billion at December 31, 2025.

4Q25 Financial Summary

	Three months ended			Three months ended
	December 31,	September 30,	sequential	December 31,	year-over-year
	2025	2025	change	2024	change
(In millions, except per share amounts and percentages)
Contract drilling revenues	$1,043	$1,028	$15	$952	$91
Revenue efficiency	96.2%	97.5%		93.5%
Operating and maintenance expense	$605	$584	$(21)	$579	$(26)
Net income (loss) attributable to controlling interest	$25	$(1,923)	$1,948	$7	$18
Basic earnings (loss) per share	$0.02	$(2.00)	$2.02	$0.01	$0.01
Diluted earnings (loss) per share	$0.02	$(2.00)	$2.02	$(0.11)	$0.13

Adjusted EBITDA	$385	$397	$(12)	$323	$62
Adjusted EBITDA margin	36.8%	38.7%		33.9%
Adjusted net income	$21	$62	$(41)	$27	$(6)
Adjusted diluted earnings (loss) per share	$0.02	$0.06	$(0.04)	$(0.09)	$0.11
●	Net income attributable to controlling interest of $25 million, $0.02 per diluted share.
●	Cash provided by operating activities was $349 million, up 42% compared to prior quarter and was primarily related to working capital improvements.
●	Contract drilling revenues were $1.043 billion, up 1.5% compared to prior quarter, primarily related to improved rig utilization, partially offset by slightly lower revenue efficiency across the fleet.

●	Operating and maintenance expense was $605 million, up 3.6% compared to prior quarter, primarily related to four rigs undergoing recertifications or shipyard maintenance, partially offset by lower costs on rigs sold or classified as held for sale.
●	Interest expense was $132 million, excluding the effect of the bifurcated exchange feature of the 4.625% exchangeable bonds due 2029, down 6% compared to prior quarter, primarily due to our debt reduction efforts achieved in the fourth quarter.
●	Capital expenditures were $28 million.
●	The Effective Tax Rate(3) was 68.8%, up from (1.4)% in the prior quarter. The increase was primarily due to losses on rig impairments in the prior quarter. Excluding discrete items, the Effective Tax Rate was 72.3% compared to 34.8% in the previous quarter. Cash taxes paid in the period were $18 million.

Fleet Status Report and contract backlog

●	We published our Fleet Status Report today. Since the October 2025 report, we added 10 new fixtures with an aggregate incremental backlog of approximately $610 million and a weighted average dayrate of $417,000 per day.
●	As of February 19, 2026, the total backlog is approximately $6.1 billion.

2026 First Quarter and Full Year OUTLOOK

The following table includes guidance on key items for the first quarter and full year of 2026:

	1Q26E	FY26E
(In millions, except percentages)
Contract drilling revenues	$1,020 – 1,050	$3,800 – 3,950
Revenue efficiency, fleet wide (1)	96.50%	96.50%

Selected costs and expenses
Operating and maintenance expense	$605 – 625	$2,250 – 2,375
General and administrative	$40 – 50	$170 – 180
Interest expense	$125	$480
Interest income	$(5) – (10)	$(30) – (35)

Capital expenditures	$35 – 45	$130
Cash taxes	$15	$85 – 90
Total liquidity	not provided	$1,600 – 1,700

Conference Call Information

Transocean plans to host a conference call at 9 a.m. EST, 3 p.m. CET, on Friday, February 20, 2026, to discuss the results. To participate, dial +1 785-424-1619 approximately 15 minutes prior to the scheduled start time and refer to conference code 788952.

The call will be webcast in a listen-only mode at: www.deepwater.com, by selecting Investors, News, and Webcasts. Supplemental materials that may be referenced during the call will be available at: www.deepwater.com, by selecting Investors, Financial Reports.

A replay of the call will be available after 12 p.m. EST, 6 p.m. CET, on Friday, February 20, 2026. The replay, which will be archived for approximately 30 days, can be accessed at +1 402-220-6068, passcode 788952. The replay will also be available on the Company’s website.

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). We believe certain financial measures, such as EBITDA, Adjusted EBITDA, Adjusted Net Income and Free Cash Flow, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

All non-GAAP measure reconciliations to the most comparative U.S. GAAP measures are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services and operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 27 mobile offshore drilling units, consisting of 20 ultra-deepwater drillships and seven harsh environment semisubmersibles.

For more information about Transocean, please visit: www.deepwater.com.

Forward-Looking Statements

The statements described herein or in the Fleet Status Report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as “possible,” “intend,” “will,” “if,” “expect,” “estimate,” “may,” “approximate,” “could,” “plan,” or other similar expressions. Forward-looking statements in the Fleet Status Report include, but are not limited to, statements involving estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, and the cost and timing of mobilizations and reactivations. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the level of activity in offshore oil and gas exploration and development, exploration success by producers, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, and other factors, including our expectations regarding the timing, completion and anticipated benefits of the proposed business combination with Valaris Limited, an exempted company limited by shares incorporated under the laws of Bermuda, and those and other risks discussed in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2024, and in the Company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or the other consequences of such a development worsen, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements, each of which speaks only as of the date of the particular statement. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based, except as required by law.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (“FinSA”) or advertising within the meaning of the FinSA. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

1.	Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations. See the accompanying schedule entitled “Revenue Efficiency.”
2.	Contract backlog is defined as the maximum contractual operating dayrate multiplied by the number of days remaining in the firm contract period, including certain performance-based provisions for which achievement is probable, excluding provisions for mobilization, demobilization, contract preparation, other incentive provisions or reimbursement revenues, which are not expected to be material to our contract drilling revenues. The contract backlog represents the maximum contract drilling revenues that can be earned considering the reported operating dayrate in effect during the firm contract period.
3.	Effective Tax Rate is defined as income tax expense or benefit divided by income or loss before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Analyst Contact:

Sarah Davidson

+1 713-232-7217

Media Contact:

Kristina Mays

+1 713-232-7734

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Years ended December 31,
	2025	2024	2023

Contract drilling revenues	$3,965	$3,524	$2,832

Costs and expenses
Operating and maintenance	2,406	2,199	1,986
Depreciation and amortization	659	739	744
General and administrative	195	214	187
	3,260	3,152	2,917

Loss on impairment of assets	(3,049)	(772)	(57)
Gain (loss) on disposal of assets, net	7	(17)	(183)
Operating loss	(2,337)	(417)	(325)

Other income (expense), net
Interest income	40	50	52
Interest expense, net of amounts capitalized	(555)	(362)	(646)
Gain (loss) on retirement of debt	3	161	(31)
Other, net	(99)	45	9
	(611)	(106)	(616)

Loss before income taxes	(2,948)	(523)	(941)
Income tax expense (benefit)	(33)	(11)	13

Net loss	(2,915)	(512)	(954)
Net income attributable to noncontrolling interest	—	—	—
Net loss attributable to controlling interest	$(2,915)	$(512)	$(954)

Loss per share
Basic	$(3.04)	$(0.60)	$(1.24)
Diluted	$(3.04)	$(0.76)	$(1.24)

Weighted-average shares outstanding
Basic	960	850	768
Diluted	960	925	768

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	December 31,
	2025	2024
Assets
Cash and cash equivalents	$620	$560
Accounts receivable, net	540	564
Materials and supplies, net	378	439
Assets held for sale	24	343
Restricted cash and cash equivalents	377	381
Other current assets	142	165
Total current assets	2,081	2,452

Property and equipment	17,451	22,417
Less accumulated depreciation	(4,874)	(6,586)
Property and equipment, net	12,577	15,831

Deferred tax assets, net	61	45
Other assets	923	1,043
Total assets	$15,642	$19,371

Liabilities and equity
Accounts payable	$242	$255
Accrued income taxes	22	31
Debt due within one year	445	686
Other current liabilities	627	691
Total current liabilities	1,336	1,663

Long-term debt	5,212	6,195
Deferred tax liabilities, net	404	499
Other long-term liabilities	582	729
Total long-term liabilities	6,198	7,423

Commitments and contingencies

Shares, $0.10 par value, 1,204,009,681 authorized, 141,262,093 conditionally authorized, 1,204,009,681 issued and 1,101,528,481 outstanding at December 31, 2025, and 1,057,879,029 authorized, 141,262,093 conditionally
authorized, 940,828,901 issued and 875,830,772 outstanding at December 31, 2024	110	87
Additional paid-in capital	15,604	14,880
Accumulated deficit	(7,460)	(4,545)
Accumulated other comprehensive loss	(146)	(138)
Total controlling interest shareholders’ equity	8,108	10,284
Noncontrolling interest	—	1
Total equity	8,108	10,285
Total liabilities and equity	$15,642	$19,371

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Years ended December 31,
	2025	2024	2023
Cash flows from operating activities
Net loss	$(2,915)	$(512)	$(954)
Adjustments to reconcile to net cash provided by operating activities:
Amortization of contract intangible asset	—	4	52
Depreciation and amortization	659	739	744
Share-based compensation expense	35	47	40
Loss on impairment of assets	3,049	772	57
(Gain) loss on disposal of assets, net	(7)	17	183
Amortization of debt-related balances, net	48	53	51
(Gain) loss on adjustment to bifurcated compound exchange feature	(10)	(214)	127
(Gain) loss on retirement of debt	(3)	(161)	31
Loss on conversion of debt to equity	99	—	27
Loss on impairment of investment in unconsolidated affiliate	—	5	5
Deferred income tax expense (benefit)	(111)	(42)	18
Other, net	14	(19)	(1)
Changes in contract liabilities, net	(170)	45	70
Changes in deferred costs, net	86	(2)	(190)
Changes in other operating assets and liabilities, net	(25)	(285)	(96)
Net cash provided by operating activities	749	447	164

Cash flows from investing activities
Capital expenditures	(123)	(254)	(427)
Investment in loans to unconsolidated affiliates	—	(3)	(3)
Investment in equity of unconsolidated affiliates	—	—	(10)
Proceeds from disposal of assets, net of costs to sell	84	101	10
Proceeds from disposal of equity investment in unconsolidated affiliate	6	—	—
Cash acquired in acquisition of unconsolidated affiliates	—	5	7
Net cash used in investing activities	(33)	(151)	(423)

Cash flows from financing activities
Repayments of debt	(1,556)	(2,103)	(1,717)
Proceeds from issuance of debt, net of issue costs	492	1,770	1,983
Proceeds from issuance of shares, net of issue costs	421	—	—
Other, net	(17)	(17)	(3)
Net cash provided by (used in) financing activities	(660)	(350)	263

Net increase (decrease) in unrestricted and restricted cash and cash equivalents	56	(54)	4
Unrestricted and restricted cash and cash equivalents, beginning of period	941	995	991
Unrestricted and restricted cash and cash equivalents, end of period	$997	$941	$995

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Three months ended
	December 31,	September 30,	December 31,
Contract Drilling Revenues (in millions)	2025	2025	2024
Ultra-deepwater floaters	$724	$696	$675
Harsh environment floaters	319	332	277
Total contract drilling revenues	$1,043	$1,028	$952

	Three months ended
	December 31,	September 30,	December 31,
Average Daily Revenue (1)	2025	2025	2024
Ultra-deepwater floaters	$466,000	$460,200	$428,200
Harsh environment floaters	449,800	467,100	452,600
Total fleet average daily revenue	$461,300	$462,300	$434,700

	Three months ended
	December 31,	September 30,	December 31,
Revenue Efficiency (2)	2025	2025	2024
Ultra-deepwater floaters	95.7%	96.2%	92.0%
Harsh environment floaters	97.2%	100.8%	97.6%
Total fleet average revenue efficiency	96.2%	97.5%	93.5%

	Three months ended
	December 31,	September 30,	December 31,
Utilization (3)	2025	2025	2024
Ultra-deepwater floaters	82.1%	71.0%	64.3%
Harsh environment floaters	96.6%	90.6%	75.0%
Total fleet average rig utilization	85.8%	76.0%	66.8%

(1) Average daily revenue is defined as operating revenues, excluding revenues for contract terminations, reimbursements and contract intangible amortization, earned per operating day. An operating day is defined as a day for which a rig is contracted to earn a dayrate during the firm contract period after operations commence.

(2) Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations.

(3) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
(in millions, except per share data)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/25	12/31/25	09/30/25	09/30/25	06/30/25	06/30/25	03/31/25
Adjusted Net Income (Loss)
Net income (loss) attributable to controlling interest, as reported	$(2,915)	$25	$(2,940)	$(1,923)	$(1,017)	$(938)	$(79)
Restructuring costs	3	—	3	3	—	—	—
Loss on impairment of assets, net of tax	3,036	—	3,036	1,908	1,128	1,128	—
Gain on disposal of assets, net	(4)	(4)	—	—	—	—	—
Loss on conversion of debt to equity	99	—	99	75	24	24	—
Gain on retirement of debt	(3)	(3)	—	—	—	—	—
Discrete tax items	(179)	3	(182)	(1)	(181)	(195)	14
Net income (loss), as adjusted	$37	$21	$16	$62	$(46)	$19	$(65)

Adjusted Diluted Earnings (Loss) Per Share:
Diluted earnings (loss) per share, as reported	$(3.04)	$0.02	$(3.23)	$(2.00)	$(1.15)	$(1.06)	$(0.11)
Restructuring costs	—	—	—	—	—	—	—
Loss on impairment of assets, net of tax	3.16	—	3.34	1.98	1.27	1.27	—
Gain on disposal of assets, net	—	—	—	—	—	—	—
Loss on conversion of debt to equity	0.10	—	0.11	0.08	0.03	0.03	—
Gain on retirement of debt	—	—	—	—	—	—	—
Discrete tax items	(0.18)	—	(0.20)	—	(0.20)	(0.22)	0.01
Dilutive effect, 4.625% exchangeable bonds due December 2029	—	—	(0.03)	—	(0.05)	(0.02)	—
Diluted earnings (loss) per share, as adjusted	$0.04	$0.02	$(0.01)	$0.06	$(0.10)	$—	$(0.10)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/24	12/31/24	09/30/24	09/30/24	06/30/24	06/30/24	03/31/24
Adjusted Net Income (Loss)
Net income (loss) attributable to controlling interest, as reported	$(512)	$7	$(519)	$(494)	$(25)	$(123)	$98
Loss on impairment of assets, net of tax	755	—	755	617	138	138	—
Loss on impairment of investment in unconsolidated affiliates	5	—	5	—	5	4	1
Gain on retirement of debt	(161)	—	(161)	(21)	(140)	(140)	—
Discrete tax items	(141)	20	(161)	(38)	(123)	(2)	(121)
Net income (loss), as adjusted	$(54)	$27	$(81)	$64	$(145)	$(123)	$(22)

Adjusted Diluted Earnings (Loss) Per Share:
Diluted earnings (loss) per share, as reported	$(0.76)	$(0.11)	$(0.65)	$(0.58)	$(0.03)	$(0.15)	$0.11
Loss on impairment of assets, net of tax	0.82	—	0.82	0.64	0.17	0.17	—
Loss on impairment of investment in unconsolidated affiliates	0.01	—	0.01	—	—	—	—
Gain on retirement of debt	(0.18)	—	(0.18)	(0.02)	(0.17)	(0.17)	—
Discrete tax items	(0.15)	0.02	(0.18)	(0.04)	(0.15)	—	(0.14)
Diluted loss per share, as adjusted	$(0.26)	$(0.09)	$(0.18)	$—	$(0.18)	$(0.15)	$(0.03)

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED CONTRACT DRILLING REVENUES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION AND RELATED MARGINS
(in millions, except percentages)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/25	12/31/25	09/30/25	09/30/25	06/30/25	06/30/25	03/31/25

Contract drilling revenues	$3,965	$1,043	$2,922	$1,028	$1,894	$988	$906

Net income (loss)	$(2,915)	$25	$(2,940)	$(1,923)	$(1,017)	$(938)	$(79)
Interest expense, net of interest income	515	163	352	142	210	102	108
Income tax expense (benefit)	(33)	57	(90)	26	(116)	(155)	39
Depreciation and amortization	659	147	512	161	351	175	176
EBITDA	(1,774)	392	(2,166)	(1,594)	(572)	(816)	244

Restructuring costs	3	—	3	3	—	—	—
Loss on impairment of assets	3,049	—	3,049	1,913	1,136	1,136	—
Gain on disposal of assets, net	(4)	(4)	—	—	—	—	—
Gain on retirement of debt	(3)	(3)	—	—	—	—	—
Loss on conversion of debt to equity	99	—	99	75	24	24	—
Adjusted EBITDA	$1,370	$385	$985	$397	$588	$344	$244

Profit (loss) margin	(73.5)%	2.4%	(100.6)%	(187.0)%	(53.7)%	(94.9)%	(8.7)%
EBITDA margin	(44.8)%	37.5%	(74.1)%	(154.9)%	(30.2)%	(82.5)%	26.9%
Adjusted EBITDA margin	34.6%	36.8%	33.8%	38.7%	31.1%	34.9%	26.9%

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/24	12/31/24	09/30/24	09/30/24	06/30/24	06/30/24	03/31/24

Contract drilling revenues	$3,524	$952	$2,572	$948	$1,624	$861	$763
Contract intangible asset amortization	4	—	4	—	4	—	4
Adjusted Contract Drilling Revenues	$3,528	$952	$2,576	$948	$1,628	$861	$767

Net income (loss)	$(512)	$7	$(519)	$(494)	$(25)	$(123)	$98
Interest expense, net of interest income	312	81	231	69	162	60	102
Income tax expense (benefit)	(11)	55	(66)	(31)	(35)	156	(191)
Depreciation and amortization	739	180	559	190	369	184	185
Contract intangible asset amortization	4	—	4	—	4	—	4
EBITDA	532	323	209	(266)	475	277	198

Loss on impairment of assets	772	—	772	629	143	143	—
Loss on impairment of investment in unconsolidated affiliates	5	—	5	—	5	4	1
Gain on retirement of debt	(161)	—	(161)	(21)	(140)	(140)	—
Adjusted EBITDA	$1,148	$323	$825	$342	$483	$284	$199

Profit (loss) margin	(14.5)%	0.7%	(20.2)%	(52.0)%	(1.5)%	(14.3)%	12.9%
EBITDA margin	15.1%	33.9%	8.1%	(28.1)%	29.2%	32.2%	25.8%
Adjusted EBITDA margin	32.5%	33.9%	32.0%	36.0%	29.7%	33.0%	26.0%

TRANSOCEAN LTD. AND SUBSIDIARIES
SUPPLEMENTAL EFFECTIVE TAX RATE ANALYSIS
(in millions, except tax rates)

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024

Income (loss) before income taxes	$82	$(1,897)	$62	$(2,948)	$(523)
Restructuring costs	—	3	—	3	—
Loss on impairment of assets	—	1,913	—	3,049	772
Gain on disposal of assets, net	(4)	—	—	(4)	—
Loss on impairment of investment in unconsolidated affiliates	—	—	—	—	5
Loss on conversion of debt to equity	—	75	—	99	—
Gain on retirement of debt	(3)	—	—	(3)	(161)
Adjusted income before income taxes	$75	$94	$62	$196	$93

Income tax expense (benefit)	$57	$26	$55	$(33)	$(11)
Restructuring costs	—	—	—	—	—
Loss on impairment of assets	—	5	—	13	17
Loss on impairment of investment in unconsolidated affiliates	—	—	—	—	—
Loss on conversion of debt to equity	—	—	—	—	—
Gain on retirement of debt	—	—	—	—	—
Changes in estimates (1)	(3)	1	(20)	179	141
Adjusted income tax expense	$54	$32	$35	$159	$147

Effective Tax Rate (2)	68.8%	(1.4)%	89.0%	1.1%	2.2%

Effective Tax Rate, excluding discrete items (3)	72.3%	34.8%	56.7%	81.2%	159.1%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities, or become aware of changes in laws, operational changes and rig movements that have an effect on our (a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2) Our effective tax rate is calculated as income tax expense or benefit divided by income or loss before income taxes.

(3) Our effective tax rate, excluding discrete items, is calculated as income tax expense or benefit, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income or loss before income taxes, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes related to estimating the annual effective tax rate.

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
FREE CASH FLOW AND LEVERED FREE CASH FLOW
(in millions)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/25	12/31/25	09/30/25	09/30/25	06/30/25	06/30/25	03/31/25

Cash provided by operating activities	$749	$349	$400	$246	$154	$128	$26
Capital expenditures	(123)	(28)	(95)	(11)	(84)	(24)	(60)
Free Cash Flow	626	321	305	235	70	104	(34)
Debt repayments	(1,556)	(1,106)	(450)	(210)	(240)	(30)	(210)
Debt repayments, paid from debt proceeds	492	492	—	—	—	—	—
Levered Free Cash Flow	$(438)	$(293)	$(145)	$25	$(170)	$74	$(244)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/24	12/31/24	09/30/24	09/30/24	06/30/24	06/30/24	03/31/24

Cash provided by (used in) operating activities	$447	$206	$241	$194	$47	$133	$(86)
Capital expenditures	(254)	(29)	(225)	(58)	(167)	(84)	(83)
Free Cash Flow	193	177	16	136	(120)	49	(169)
Debt repayments	(2,103)	(30)	(2,073)	(258)	(1,815)	(1,664)	(151)
Debt repayments, paid from debt proceeds	1,748	—	1,748	99	1,649	1,649	—
Levered Free Cash Flow	$(162)	$147	$(309)	$(23)	$(286)	$34	$(320)